Exhibit 99.2

Operator: Good morning and welcome to the Apergy Fireside Chat conference call. My name is Sena and I’ll be the operator for today’s call. At this time, all participants are in a listen only mode. Please note that this conference is being recorded. I’ll now turn the call over to Ms. Emily Schwartz. Emily, you may begin.

Emily Schwartz: Thank you. Hello and welcome to the Evercore ISI fireside chat with Apergy. Speaking today from Evercore ISI will be energy analyst James West. I’d like to remind everyone that the material in this webinar is based upon information considered to be reliable and neither Evercore ISI nor its affiliates guarantee its completeness or accuracy. Assumptions, opinion, and recommendations contained herein are subject to change without notice. Past performance is not necessarily indicative of future performance. This material is not intended as an offer or solicitation for the purchase or sale of any security and we will not be disclosing any front nonpublic information.

Apergy would like to remind participants that some of the statements that will be made today could be forward looking. Information considering concerning risk factors that could affect the company performance and uncertainties that can cause differences from forward looking statements can be found in Apergy filings with the Securities and Exchange Commission. Except as required by law, the company expressly disclaims any intention or obligations to revise, update any forward looking statements. We will not be taking questions from the audience today and now I’ll turn the microphone over to James West.

James West: Good morning everyone. I’m James West with Evercore ISI and today we’re hosting a virtual fireside chat leadership teams from Apergy Corporation and Ecolab’s upstream business, also known as ChampionX. With Apergy nearing the final milestone to its merger with ChampionX, it’s a timely conversation with the goal of helping investors and listeners better understand the rationale for combining the businesses. Additionally, we hope to understand the future that one of the leading providers of highly engineered well production equipment and technologies that we’ll be combining with a global leader in onsite technology driven and sustainable through the well life cycle chemistry programs. So without further ado, let me introduce Soma Somasundaram, the president and CEO of Apergy and then I’m going to introduce Deric Bryant, an executive vice president of Ecolab and president of ChampionX. Soma serves as Apergy’s president and CEO and also as a member of the board of directors. Soma most recently served as vice president of Dover Corporation as president and CEO of Dover Energy since 2003, previously served as executive vice president of Dover Energy, executive vice president Dover Fluid Management, president Dover Fluid Solutions platform, president of Dover’s gas equipment group and president of Dover’s RPA process technologies.

Deric Bryant is the executive vice president of the Ecolab upstream business known as ChampionX. Deric will become the chief operating officer of the combined company upon closing the merger and will continue to lead the ChampionX business. Soma and Deric, before we delve into some of the Q&A that focuses on the attributes of the various businesses, how Apergy plans to play defense to the downturn, some deals energies in your balance sheet, cash flow objectives, let me hand it over to you for some introductory remarks.

Soma Somasundaram: Thanks James. We appreciate you and Evercore ISI hosting this fireside chat. I hope you and your family are staying safe and healthy. Let me start by saying first of all, thanking our Apergy employees as well as ChampionX employees for their continued efforts and commitment during these extraordinary times. We are very excited about this merger. This is really a transformational merger in multiple dimensions, strategically, operationally as well as financially. And I would say that the merger is very consistent with the value creation framework you may have called me to use the top box value creation framework, which is very much focused on generating returns through the cycle in oil and gas. And we feel this merger is very consistent with our value creation framework. And I’m sure you’d appreciate that this merger is also consistent with some of the pledge characteristics you particularly laid out [inaudible]. So we are excited about it. Thanks for the opportunity. I have Deric here. Deric if you want to make a couple of comments.

Deric Bryant: Soma, thank you very much. Yeah, I would agree at a time in the world when there’s plenty to be concerned about professionally and personally for all of our folks and for everybody on the phone included. I’ll just say that more than 4,000 employees coming from the ChampionX side have this as a real bright spot. I think our folks and our customers truly view this deal as better together and feel a lot of optimism. So there is that bright spot for us for sure.

James West: Well, great. Well maybe first and perhaps foremost, Soma and Deric, could you talk about how both businesses performed during the 15, 16 downturn and how they may perform during this one if you expect a difference.

Soma Somasundaram: I think one of the key aspects of these businesses, we call it better together. So both businesses have elements which are largely focused on the production phase of the wells. The key characteristics of the businesses, the exposure to production phase of the well and as well as the ability to generate positively with our cash-flow even during the downturn cycle. So if you go back to the 15 and 16 downturn, we laid out some of these statistics in our presentation which we put out during May 4th. So I encourage people to review those. There’s a lot of statistics we put out regarding the 14, 15, 16 downturn period for both businesses. So in 15 and 16 downturn, Apergy’s revenue declined 50% from 14 to 16. So that’s from the peak to trough with the detrimental margins of approximately about 42%.

In the ChampionX side the revenues declined to 35% with the detrimental margins of 28%. But one of the important elements which we laid out in the presentation is on the 14 to 16 downturn, the ChampionX business, about $390 million of revenues during that time was essentially coming from Venezuela as well as the financial effects losses. So since that downturn, the business has really taken actions. So today ChampionX has consolidated the Venezuela business, so that is not part of today’s ChampionX’s revenues. And then they’ve also taken steps to clearly mitigate operationally as well as through some financial hedging to minimize the exposure to affect losses in this downturn. So the combined business now is a lot more better together, a lot more in a better position, a lot more resilient as well.

So if you look at what the portfolio now looks like is almost 84% of the combined business is exposed to the production phase of the well. So if you look at our 2019 revenues of three and a half billion dollars, about 84% of that is exposed to the production phase of the level. So we feel combination of those should make us a lot more resilient in the downturn together. Now you asked the question, what is different this time around? I think the only difference I would say from Apergy product client’s perspective is clearly at this time we are seeing the customers are cutting spending much more at a rapid pace as they’ve done before.

So I do believe James that we will hit the bottom of the trough much quicker this time around than what we saw in the previous downturn, which I kind of see it as a bit of positive when going through this hitting the bottom is will be somewhat painful. But I think hitting to a bottom will be be a positive in the sense of being able to stabilize the business and then focus more towards the recovery. So the other element we are seeing is the production shut-in are happening much quicker. And I thought this morning, it’s encouraging to see some of those concerns are starting to ease. And so I feel that the reductions will be quicker, but I think we’ll hit bottom quicker. So the businesses will stabilize quicker than the last outcome.

James West: Okay. That makes a lot of sense and consistent with what we’re seeing on our side. Soma, how should we think about the combined company’s revenue mix and customer exposure? You talked about the well life cycle and the production orientation. What about geographically and maybe in types of companies you serve?

Soma Somasundaram: Excellent question. I think this is one of the key aspects of the transformative nature of this merger. So if you look at the combined company, 45% of the revenues of the combined company will be generated outside of the United States. So geographically the combined company’s revenue base will be a lot more diverse. And then from a customer based perspective, the combined company will have a significant exposure to IOCs and NOCs. For the combined company almost 25% of the revenues will come from the

IOCs and NOCs and will have the exposure to all different customer base as well. So the IOCs and NOCs will be about 25%. Then we’ll have good exposure to the large independent oil producers around the world.

Then we’ll also have exposure to the mid-tier independents and private EMPS all. So we will have a very broad exposure to customer base. But if you look at our top 20 customer base, a significant portion, about 47% of the revenue will come from IOCs and NOCs. So I think that provides a lot more resilience to the combined company in a downturn like that. And then if you move into production types, the sources of production, I think we will see if we have exposure to all different production types including the shale conventional oil production, deep water, shallow offshore, oil fence[?]. Again the combined company’s exposure to various sources of production will also make it resilient. To give you an idea that the US shale exposure of the combined company will be roughly about 26%. So you can see that clearly gives us much broader exposure to production types as well.

James West: Right. So how do you think the current, and Deric too, how do you think the current environment helps and or hurts the cross selling efforts of the combined business?

Soma Somasundaram: So let me talk a little bit about what really helps. So what we find in this type of environment, customers are very focused on making sure they reduce the cost of production. So the combined offering and the customers are more open to looking at trying new operating models and also trying new solutions if it’s going to reduce their operating costs. So as we have laid out in our May 4th discussion, there’s a clear opportunity here of bringing the artificial lift and chemical together improve the well productivity. So we feel the customers are going to be much more open in these times to be able to improve, solutions that improve our productivity as well as improving supply chain efficiencies. The ability to simplify offices and improve those supply chain efficiencies. And we have seen some examples of that already as we start integration planning and the conversations we are having with customers. So Deric, if you have a comment on that.

Deric Bryant: I would say this commercial synergy effort in a downturn like this, it’s easy to discount that those will be kind of back burner items. I’d say we’ve got quite a bit of optimism on some of the low hanging fruit here. We did dimensionalize some of that, the May 4th presentation. So I’d encourage folks who are interested to go look at that. But I’ll say it is not a far stretch here for our customers. And we’ve had several big IOC just comment positively about the logical fit here between artificial lift and chemistry. And when you couple that with the geographic opportunity that the deal creates, from the chemistry side we’ve got an international footprint of 55 countries, legal entities, infrastructure set up. It is very easy for the artificial lift side to now enter some of the markets they’ve coveted for some time but had a tougher barrier to entry in.

And I’ll tell you they coveted those markets, they are not an unknown in those markets. Their brands Harvest and Fisher and Norris and others are quite well-recognized in the marketplace. They’re just not necessarily available so we do think we can increase that availability with a customer base that is already, I would say positive to the concepts of the two opportunities. The one other thing I would add is that in an increasingly digitally important world in the oil field, the knowledge sets that come from the lift side and the knowledge sets that come from the chemistry side, which are quite unique and different in terms of subject matter expertise, can be highly synergistic together. And so we see some mid to longer term opportunity there as well.

James West: Makes sense. How are the drilling and production business line differentiated in terms of market share and customer spending pattern?

Soma Somasundaram: So you know James that we have on the drilling technology side our key product is our diamond inserts that goes on the drill bits. And we believe we have roughly 45% of global market share in that area. And as you know it’s highly differentiated business with a strong competitive mode rewards around the IP we generate. For example, in the first quarter, 63% of our revenues in our drilling technologies business came from products within the last three years. So that rapid innovation combined with fast customization for our customers is an important competitive mode. So I think we feel really good about that. On the production side, our ESP business in the US, it is a very US focused business today, and we think we have 15 to 20% share in the US market. And then when you think about our rod lift business, it’s number one, not number two, depending on the base in here we operate in. Now ChampionX business clearly is a global leader in the production chemical side. We estimate about 26% of global market share for the ChampionX business.

James West: Okay. And perhaps if you could describe, Soma or Deric, how the production chemical business can produce artificial lift failures and increase equipment shelf-life. And obviously that has translated into tangible value for customers.

Soma Somasundaram: Yeah. So let me make a couple of comments and then Deric it would be helpful also, and I think it’s also helpful how your production chemical business is differentiated. I think it will be important for people to understand. So once a well goes into production, the two things that is really important for our customers is the production chemicals and the artificial lift. And typically what happens James is when a failure occurs in a well, customers are always looking at the two people who they want to be integral part of solving the failure problem is production chemicals person, expert, as well as a rod lift expert, right? And so by bringing both of these expertise together, I really feel that we can offer a solution that reduces failure. So for example we laid out in the page 26 of our combined presentation on May 4th that 53% of the rod lift failures can be addressed by proper chemical selection and usage.

Alternatively knowing the chemistry of the well, selecting the right type of material of construction for the pumps on the rods can really reduce downtime and failures. So we did some trials then in Middle East and we have shown that data. By combining and making the right selection upfront, we find that you can increase the life of the rod lift artificial lift equipment down hole by three to four times. So we feel that the significant value proposition for our customers in reducing artificial lift failures by combining the chemistry knowledge of what is the chemistry of the fluids this artificial lift equipment are exposed to and making sure that bringing those knowledge together is going to really provide a value for our customers over a period of time.

James West: So Deric.

Deric Bryant: Soma, I would agree there. I would say that something much like we do in deep water applications where we’re looking at sub-sea equipment and the interplay with chemistry where obviously the stakes are high. We call that viewing the problem from a mechanical operational and chemical perspective brings big value. I think bringing that same approach onshore and in other markets will add big value as well. I would just talk about the chemistry business a bit and really I think the best way to understand and think about the value proposition in the chemistry business is to use the doctor and pharmacy analogy, which is really we play both roles in the oil field. And while having the Walgreens pharmacy on the corner is important, the more important pieces, the diagnosis and understanding what you need from the pharmacy and us playing that role. What’s important for diagnosis is our globally available group of onsite experts that are backed by our technologist and remote expertise together with innovation.

So you really got a three pronged value proposition that when put together creates a really strong competitive mode that has proven quite resilient through many downturns and conditions in the market. So supply assurance that supply chain. We’ve got 40 manufacturing plants around the world, five that are sort of core reaction plants that feed a network of a logistical kind of the Walgreens out at the edge. Backed by that group of 3,800 or so onsite experts and logistics experts out in the field and that suite of 1700 patent backed innovation portfolio that really makes quite strong offering. And I would say it’s that network that we lean on to get this cross pollinization with the lift expertise.

James West: Okay, understood. Could you maybe explain the key differences between the ChampionX oil field performance business and the specialty of performance business, both in terms of the product suite but also the key drivers?

Deric Bryant: Sure. So the oil field performance business obviously is about 87% of our revenue today. Think of it as once the well is drilled and completed and goes into production, oil field performance takes over. And they will largely be associated with a well’s operation over the long, multi-decade well life cycle. So it’s very much a life of the well operation for a drop of hydrocarbon or water produced. That’s what our customers are producing. They’ll need drops of chemistry to go along with that to mitigate fouling and mitigate water, induce challenges, corrosion issues, well souring and all the different things that can impact a well’s ability to produce, its ability to flow, its ability to protect the equipment needed around the asset and manage water. That’s really what the oil field performance business is. The specialty performance business is the smaller part of our business that is associated with that drilling and completing phase.

So they will have reservoir technology. It will work primarily with the service companies, think like the big three service companies there. It’s a significant part of that chemistry and total fluids value proposition through the service companies but much more heavily on the drilling and completing side. So that business has a bit more volatility, whereas the much larger business, oil field performance, tends to be less volatile and much more resilient through the cycles.

James West: Okay. Makes sense. So Deric you alluded to this earlier, but I would love, Soma and Deric, if you could describe the combined company’s patent portfolio with IP and then what’s in the pipeline or what are the main areas of focus regarding the R&D spend going forward?

Soma Somasundaram: We are excited about that. Combine the patent portfolio. So the combined company will have an IP portfolio for over 2,500 patents. And as I mentioned before, drilling technologies business, 63% of the revenue came in the first quarter was products within the last three years. Similarly for ChampionX, almost 34% of their revenues came from products developed in the last five years. So this rapid innovation is an important part of our ongoing ability to offer solution to our customers as well as an important part of our competitive differentiation. Now we will continue to invest in this area to advance our technology including our innovative chemistry. If you look at ChampionX they have over 400 scientists who work in this kind of R&D type areas.

And so that combined with our focus on improved new digital solutions, we’ll be continuing to invest in advancing technology in the new digital solution as well as in our artificial lift on the technology side. If you look at our artificial lift side we are focused on reducing the cost of production. So the latest power fit motor in ESB based, you can generate your increased power in a smaller footprint. Has been very well perceived in the first quarter. We sold about 16 of those. So I think the importance of investing in technology that improves customers’ well productivity and lowers the cost of production will continue to be a focus for us.

James West: No doubt, okay. So could you describe which of the products are more on the recurring revenue stream side of the business and are any of those components in the digital part?

Soma Somasundaram: Yeah. So let me pass through our product offering as a combined company. So clearly on the artificial lift side, the recurring revenues products for us are when you think about our rod lift product line, all the replacement pumps, replacement parts for the pumps, replacement sucker rods, all those come under the category of replacement parts. And if we estimate in our rod lift business, typically about close to 60% tends to be on the recurring revenue side of our business. On the digital side, the components that are typically on the recurring revenue is ongoing. We have remote operating centers.

So where there is monitoring fees, the monthly monitoring fees, extended service plans, those all come under the, what I would call recurring revenue. And then our ChampionX, Deric mentioned that 87% of the revenues comes from production chemicals. And the important component, as you know James very well, is the production chemicals are not part of the capital expenditure of customers. It’s part of the operating expenditure. So pretty much as long as there is a drop of oil produced, there’s an element of chemistry that goes with that production. So I would say about 87% of ChampionX business falls under the category of recurring revenues, which are the production consumable.

James West: Okay. We’re good. We’ve gone through the various businesses pretty well. Let’s talk a little about playing defense during the downturn here. What are your general expectations on operational efficiency trends throughout the rest of this year in 21 and then go from an internal perspective, what’s a key operational metric that employees are being held accountable through all the way to the top?

Soma Somasundaram: So first I would say James, that we are fortunate as a company to have experienced management team that have gone through these type of downturns before. So clearly there is a velconed[?] playbook we have around this. We have an eight step playbook which we deploy during downturns. And an example of a step would be reducing working capital. Another example of a step would be reducing group operating footprint. Another example would be retaining key talent. So similarly, we have a very well horned playbook and in the downturns, we tend to make sure that we stay focused around this comprehensive playbook. And you saw that we have announced $85 million of annualized cost savings in terms of actions. We will be done with that mostly as we exit Q2 and by the time we get into the middle of Q3 that should be complete.

So which means by Q4, we should receive the full benefit of 85 million of cost savings. And then as an organization we are very focused on what I would call it, waste elimination and continuous improvement. So in downturns, we really focus, make sure that every functional area, every employee is focused on, how do we eliminate waste in what we do and make sure that we are improving processes? Coming out of an industrial heritage, both us and ChampionX, we have a very strong rigor around productivity improvements. That’s an integral part of what we do. And in Apergy we have always targeted productivity of 4% of cost of goods sold, which means every year we try to remove 4% of our cost of goods sold, which helps us to offset inflation, strategically defend share and maintain margins during those times. So that focuses in full effort and every one of those contributes towards generating free cash flow during downturn. So that’s what we are in full force right now and I feel good about our positioning and our ability to continue to generate cash in a positive EBITDA this downturn.

James West: Okay, great. Well let’s get into more cost savings and on the deal synergies. Could you walk us through how you’ll achieve the 40 to 50 million in incremental synergies that you plan to obtain in 21 and perhaps could you bucket them and who’s ultimately accountable in the organization for making sure these are realized?

Soma Somasundaram: Yeah, that’s a great question James. Clearly the synergies as an important value creation aspect of this merger. So, like you pointed out, we are not 75 million and we said we are attract to exit this year with between 25 to $30 million. So if you look at the structure of what we have deployed, we have created a structure, organization structure, really focused around executing on the synergies. My experiences James, you have to resource. The amount of synergies you achieve is directly proportional to how well your resource synergy efforts. So we’ve got organizational structure which is very focused on executing on the synergy. So we have a project management office with dedicated people and then we have 13 work streams which are very focused on the synergy opportunities.

And each work stream is currently working on developing the line of sight on how we are going to achieve the [inaudible] synergy. We gave an example of that in the presentation, granular details of indirect spending and how do you address the combined spend, go out to the scale of the combined spend, achieve better cost productions. So that’s just an example of, you know. So similarly we are looking at every cost element as a combined company and making sure how as we bring this combined company together, there’s a work stream that is working on it. We have taken outside help. There are three expert outside companies who specialize in this to help us do this systematically and execute on it.

And accountability, clearly the senior leadership team is very accountable to this. There is a limit of compensation which the senior leadership team is tight to that. Now when you come to clearly even the announcement we said, Deric Bryant who is going to be chief operating officer of the combined company, he is leading the integration. So he has a clear accountability to deliver on the $75 million of synergy. And I’d love Deric to mix a couple of comments because, no pressure Deric. You can use your experience from this.

Deric Bryant: Thanks for pointing that I am the one throat to choke. I think it’s what Soma is saying. We have, I will say that we came in and I also remember talking about this on December 19th in our very first collaborative public comments on synergy. This is something where we on our side, on the chemistry side, bring a really experienced team on this. We’ve gone through some big mergers in our history, in our recent history, obviously Ecolab and

Nalco where we communicated and over-delivered I think all 350 million in synergies. And then again with Nalco and Champion where we communicated and over-delivered on 150 million in synergy. So we bring a team here that has gone through it before, understands the rigor and process we have to put together. I think came into it with some thought even just on the ChampionX side around spin with what we were going to do to mitigate and find savings opportunities coming out of Ecolab. And then found immediately submit some additional opportunities and coming together with Apergy. So I would say the team has a high degree of confidence that we will meet our communicated target here of 75 million even in what is a tough climate today to do that in.

We’ve started the extensive work as Soma, and I will retrace that ground, but the PMO is quite well structured and put together has already identified significant opportunity, turned quite a bit of that opportunity into line of sight and has strong execution plans that we will begin to execute on day one. So this is an area where I think we bring some strong experience. But also aren’t just relying on experience. We’ve put a lot of process around it with our better together PMO and we feel quite confident.

Soma Somasundaram: And just an addition to that is that there’s a weekly view of how we’re progressing on this. I sit down a weekly review with the management office and our board gets, every three weeks, updates on how our synergy planning and progress is going. So I think that’s going to be up and down the organization, a clear line of sight and clear review focus to deliver on this.

James West: Okay. That makes sense. Perhaps, I know this is a smaller part of the business, but it’s growing very rapidly, that’s the digital portfolio and kind of what are the main drivers or pillars in the strategy to grow that even further?

Soma Somasundaram: Yeah, great question. In the digital we focused on three key aspects. One is around the production optimization and second is on what we call the down hole monitoring and then third is what is called asset integrity management. So in production optimization, clearly our focus is on produce, making sure that the well is producing cost-effectively and optimized real time to make sure that our customers are able to produce this cost effectively. And we have gotten as we have multiple offerings there depending on the type of lift. An example of that is we have 125,000 wells around the world which use our production optimization software to real time optimize the well.

So that’s an example of one of our offerings. Now with the ChampionX we will be combining the chemical injection optimization. So for example, today most wells, especially on the onshore wells, they use chemical injection optimization, chemical injection is done on a timer basis. Periodically wells receive a chemical injection or sometimes they use a treater truck where it periodically goes around each well and injects the needed chemicals. But it’s not necessarily based on the current well conditions and whether the chemical need is appropriate or not. By bringing our digital solution to the chemical injection, we have developed a solution already, which we will deploy it through the ChampionX channel where we will have smart chemical injection kits which we will inject the chemical on demand based on the well conditions. Depending on what the well conditions are, if it needs a little more corrosion inhibition or it requires a little bit more antifreeze, that will all be based on well conditions rather than just on a timer basis regardless because the timer basis injections leads to over injection or under injection.

So I think that’s an example of how the forward looking it will be an important part of our growth. And, Deric mentioned, there are 3,800 people in the ChampionX side who are working day in, day out in the field with customers around the world. So the ability to deploy this digital solution, we’re excited about that. Same case with our downfall monitoring and the asset integrity management. Our primary focus right now is on the pipeline compressors and natural gas engines to be able to continue to advance the monitoring of those. And with our new spotlight product line we have had really good benefits with that. So I think we will continue to advance this digital technology. As you know, we have delivered about 25, 26% [inaudible] on it over the last three, four years. And we think, I mean downturn does impact this business, but I really think coming out of this, you should see a healthy growth on our digital business for years to come.

James West: No doubt about that. We expect that across every digital platform out there. And certainly yours is a very important and integral one. Soma what have your shareholders been saying about this transaction and then what are the key milestones left between now and when the deal is officially closed?

Soma Somasundaram: So clearly we have been having lots of conversations with our shareholders and I would say that the Apergy shareholders have been really supportive of the deal and they recognize both the strategic and the financial benefits, including the synergies we can achieve. So in terms of the milestones left, we have scheduled our shareholder approval for the issuance of additional shares to complete the merger on May 28th. So that shareholder vote is scheduled for May 28. And on the Ecolab side, they have launched the exchange offer, the special exchange offer, which we think is a positive and that will expire on June 3rd. So once that is done, James, we expect the merger to close immediately after that.

James West: Okay. Well, perfect. Soma and Deric I told you 45 minutes and I kept exactly to that, surprisingly, shockingly to me. But very illuminating conversation. Very good to talk to you both today. I’ll just open it up if you guys have any final closing comments.

Soma Somasundaram: Yeah. James, thank you for hosting us again. As you can tell, both Deric and I and the rest of the organization are excited about this merger. More importantly because what we hear from our own investors, our own customers and employees on this better together. And so we are very committed to delivering on our value creation framework and delivering on this merger and we appreciate your continued focus on the pledge as well as continued to talk about the importance of return in this industry.

James West: Absolutely. Well, great. Thanks guys. Stay safe and we’ll talk again soon.

Deric Bryant: James thank you.

James West: Thank you.

Operator: Thank you ladies and gentlemen, this concludes today’s conference. Thank you for participating. You may now disconnect.

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